                           STOCK PURCHASE AGREEMENT
                           ------------------------

          This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 2nd day of June, 1995 by and among Korn/Ferry International, a California corporation (the "Company"), Richard M. Ferry, as an individual ("Ferry"), Henry
B. Turner and Peter W. Mullin (collectively, the "Trustee"), Trustees of the Richard M. Ferry and Maude M. Ferry 1972 Children's Trust (the "Trust"), California Community Foundation and Richard M. Ferry Co-Trustees, (collectively, the "Co-Trustees") and the California Community Foundation (the "Foundation"), with respect to the following facts:

          A. Ferry currently owns and the Trust may, at Ferry's death, own shares of common stock in the Company (this common stock and any other stock in the Company, other than shares of Retirement Stock, acquired by either Ferry or the Trust after the date of this Agreement is referred to collectively as the "Ferry Stock"). Ferry also currently owns shares of the Company's Series A Preferred Stock (referred to collectively as the "Preferred Stock"). In addition, Ferry may, at his death, own shares of common stock in the Company which he acquired as part of the termination and distribution of the Korn/Ferry International Retirement Plan (referred to collectively as the "Retirement Stock").

          B. Ferry, the Trust, the Co-Trustees and the Foundation each hold a nontransferable subordinated promissory note, issued pursuant to the Purchase Agreement dated December 31, 1994 as part of the Korn/Ferry Stock Sweep Program (referred to collectively as the "Sweep Notes"). In addition, Ferry may, at his death, hold a nontransferable subordinated promissory note issued pursuant to the Stock Repurchase Agreement for Ferry's Retirement Stock (the "Retirement Note").

          C. The Company is the owner of certain life insurance policies (referred to individually as an "Insurance Policy" and collectively as the "Insurance Policies") insuring against Ferry's death, which are described in the attached Schedule 1.

          D. The Company has agreed to maintain the Insurance Policies in full force and effect, and the Company has agreed to purchase, and Ferry and the Trust have agreed to sell, all of the Ferry Stock then owned by Ferry and the Trust upon Ferry's death and to use the proceeds from the Insurance Policies for such purchase.

          E. After purchasing all of the Ferry Stock, the Company has further agreed to prepay to the extent of any remaining proceeds from the Insurance Policies any amounts due under the Sweep Notes upon Ferry's death and to use the remaining proceeds from the Insurance Policies for such prepayment.

          F. After prepayment of amounts due under the Sweep Notes, the Company has further agreed to purchase, and Ferry, the Trust, the Co-Trustees and the Foundation have agreed to sell, to the extent of any remaining proceeds from the Insurance Policies all of the Preferred Stock then owned by Ferry, the Trust, the Co-Trustees and the Foundation upon Ferry's death and to use the remaining proceeds from the Insurance Policies for such purchase.

          G. After purchasing all of the Preferred Stock, the Company has further agreed to purchase, and Ferry has agreed to sell, to the extent of any remaining proceeds from the Insurance Policies, the Retirement Stock then owned by Ferry upon Ferry's death, if any, and to use the remaining proceeds from the Insurance Policies for such purchase.

          H. After purchasing all of the Retirement Stock, if any, the Company has further agreed prepay to the extent of any remaining proceeds from the Insurance Policies any amounts due under the Retirement Note, if any, upon Ferry's death and to use the remaining proceeds from the Insurance Policies for such prepayment.

          NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE PARTIES AGREE AS
FOLLOWS:

          1.   MAINTENANCE OF INSURANCE POLICIES.
               ---------------------------------

               (a)  Payment of Premiums and Other Acts. So long as Ferry or the
                    ----------------------------------
Trust is a shareholder of the Company and until a complete Shareholder Termination (as defined in Paragraph 2(d) (ii) below) occurs, the Company agrees to pay all premiums, when due, on the Insurance Policies and to do any and all other acts required to maintain the Insurance Policies in full force and effect.

               (b)  Notice to Insurance Companies. Immediately upon execution of
                    -----------------------------
this Agreement, the Company will notify the issuing insurance company or companies of the Insurance Policies (i) to provide the earliest possible prior written notice to Ferry and the Trustee of the nonpayment of any premiums when due and/or the lapse (for nonpayment of premiums or otherwise) with respect to any Insurance Policy issued by it and (ii) to pay the death proceeds under any Insurance Policy issued by it only upon receipt of joint authorization by the Company and Ferry's executor or legal representative (or, if no executor or legal representative is appointed, the Trustee). The purpose of this notice is to ensure that (i) the Company maintains the Insurance Policies in full force and effect and (ii) the death proceeds of the Insurance Policies will be used in accordance with the provisions of this Agreement. A form of this notice is attached as Exhibit A.

          2.   PURCHASE OF THE INSURANCE POLICIES.
               ---------------------------------

               (a)  Right to Purchase. Ferry and/or the Trust (in either event,
                    -----------------
as used in this paragraph, a "Purchaser") shall be permitted to purchase an Insurance Policy upon either an "Insurance Default" or a "Shareholder Termination" or at any time when there is "Excess Insurance." If there is an Insurance Default, the Purchaser's right of purchase shall continue until the earlier of the time the Default has been cured or the Insurance Policy is no longer in full force and effect, but in no event for less than thirty (30) days. If there is a Shareholder Termination, the right of purchase shall continue so long as the Insurance Policy remains in full force and effect. If there is Excess Insurance, the right of purchase shall continue so long as there continues to be Excess Insurance.

               (b)  Purchase Price; Terms. The purchase price for each Insurance
                    ---------------------
Policy purchased shall be the "Insurance Policy Book Value" and shall be paid in cash. The determination as to which of Ferry or the Trust shall have the right to purchase an Insurance Policy upon the occurrence of either an Insurance Default or a Shareholder Termination or at any time when there is Excess Insurance shall be a matter between Ferry and the Trust, shall be of no concern to the Company, and the Company shall only be required to sell an Insurance Policy if it receives a concurrent and unanimous direction from Ferry and the Trust.

               Ferry or the Trust may purchase from the Company any Insurance Policy which is in Default or all or any of the Insurance Policies upon a Shareholder Termination. If there is Excess Insurance, the Insurance Policies must be purchased in the order of the most recently obtained policy being purchased first and the first policy obtained being purchased last; provided however, that there must be at least one dollar ($1) of Excess Insurance from the remaining Insurance Policies after any such purchase. If Ferry or the Trust purchases an Insurance Policy, the company shall be relieved from, and Ferry or the Trust shall assume, all obligations for any policy loans on the Insurance Policy.

               (c)  Non-Exclusive Remedy. In the event of an Insurance Default,
                    ---------------------
the Purchaser's right to purchase the referenced Insurance Policy shall be in addition to any other remedies that the Purchaser may have against the Company as a result of the Insurance Default.

               (d)  Definitions. As used in this Agreement, the following
                    -----------
definitions shall apply:

                    (i) An "Insurance Default" means the Company's failure to pay a premium when due or to do any other act required to maintain the Insurance Policy in full force and effect.

                    (ii) A "Shareholder Termination" means that date when (A) neither Ferry nor the Trust owns any shares of stock in the Company, (B) all installment payments due from the Company to Ferry or the Trust for the purchase of any such shares of stock have been paid in full and (C) all installment payments due from the Company to Ferry or the Trust under the Sweep Notes or the Retirement Note have been paid in full.

                    (iii) "Excess Insurance" means that the net death proceeds payable on Ferry's death of the Insurance Policies held by the Company exceeds one hundred twenty percent (120%) of the sum of (A) the purchase price which would be payable by the Company for the Ferry Stock pursuant to paragraph 3 if Ferry died on the determination date, (B) the current amount remaining unpaid on the Sweep Notes as of the determination date, (C) the purchase price which would be payable by the Company for the Preferred Stock pursuant to paragraph 5 if Ferry died on the determination date, (D) the purchase price which would be payable by the Company for the Retirement Stock pursuant to paragraph 6 if Ferry died on the determination date, and (E) the current amount remaining unpaid on the Retirement Note, if any, as of the determination.

                    (iv) The "Insurance Policy Book Value" means the cumulative premiums paid to date by the Company for such Insurance Policy (which premium amount will not include any premiums paid by the Company and allocated to Ferry as income), less the aggregate of any loan(s), together with accrued but unpaid interest, to the Company against such Insurance Policy.

          3.   PURCHASE OF FERRY STOCK UPON DEATH OF FERRY. Upon Ferry's death,
               -------------------------------------------
the Company agrees to purchase, and Ferry and the Trust agree to sell, all of the Ferry Stock owned by Ferry and the Trust at the time of Ferry's death. The purchase price shall be the Value of each share of the Company's stock of the class being sold by Ferry and the Trust, multiplied by the number of shares of the class being sold. "Value" means, for purposes of determining the price at which a Share will be purchased pursuant to the Agreement, (a) the Book Value of such Share as of the end of the Fiscal Year immediately preceding such purchase, or (b) such other value or formula for determining value as may be specified from time to time after the date hereof in a resolution adopted by a majority of the shareholders of the Company as the value or formula for determining Value to be used in connection with any sales and purchases of Shares by the Company, including without limitation, sales and purchases pursuant to the equity plans adopted by the Company 1991 (the Executive Participation Program, the Foreign Executive Participation Program and the 1991 Executive Stock Purchase Plan, collectively referred to herein as the "Equity Plans"). "Book Value" means the book value of a Share, as determined in accordance with generally accepted accounting principles applied in accordance with the usual accounting practices of the Company. The purchase price shall be paid in cash (without interest) to the extent of proceeds from the Insurance Policies, within five (5) days after collection of any such proceeds. If the proceeds from the Insurance Policies are insufficient to pay for the shares purchased, the balance owing shall be paid to Ferry and the Trust, in cash (together with interest per annum from the date of Ferry's death at a rate equal to Bank of America's reference rate on the date of Ferry's death), within six (6) months after Ferry's death. All payments shall be pro-rated between the Trust and Ferry, unless they agree otherwise. Ferry and the Trust shall, if required by the Company, concurrently with delivery of the certificate(s) representing the Ferry Stock being sold to the Company, deliver to the Company a written representation and warranty from each of them that the seller owns such Ferry Stock free and clear of any liens or encumbrances and is lawfully empowered to transfer such Ferry Stock to the Company. As used in this paragraph, Ferry shall mean, where applicable, the executor, administrator or other legal representative of Ferry's estate.

          4.   PREPAYMENT OF SWEEP NOTES UPON DEATH OF FERRY. The Company
               ---------------------------------------------
agrees that following Ferry's death, the Company shall prepay all the amounts due, if any, under the Sweep Notes to the extent of any remaining proceeds from the Insurance Policies after the Company's Ferry Stock purchase pursuant to paragraph 3. All such prepayments will be made in accordance with the provisions of the Sweep Notes and shall be paid within sixty (60) days following the death of Ferry or within five (5) days after the Company's Ferry Stock purchase pursuant to paragraph 3, whichever is later. If the proceeds from the Insurance Policies are insufficient to prepay all the Sweep Notes, any remaining accrued and unpaid interest and any remaining scheduled installment payments shall continue to be subject to the terms and conditions of the Sweep Notes. All prepayments made under this Agreement shall be pro-rated between Ferry, the Trust, the Co-Trustees and the Foundation, unless they agree otherwise. Ferry, the Trust, the Co-Trustees and the Foundation shall, if required by the Company, concurrently with delivery of the Sweep Note(s), deliver to the Company a written representation and warranty from each of them that the seller owns such Sweep Note free and clear of any liens or encumbrances and is lawfully empowered to transfer such Sweep Note to the Company. As used in this paragraph, Ferry shall mean, where applicable, the executor, administrator or other legal representative of Ferry's estate.

          5.   PURCHASE OF PREFERRED STOCK UPON DEATH OF FERRY. Upon Ferry's
               -----------------------------------------------
death, the Company agrees to purchase, and Ferry, the Trust, the Co-Trustees and the Foundation agree to sell, all of the Preferred Stock owned by Ferry, the Trust, the Co-Trustees and the Foundation at the time of Ferry's death. The purchase price shall be determined in accordance with the purchase price as provided in the Purchase Agreement dated December 31, 1994 as part of the Korn/Ferry Stock Sweep Program. The purchase price shall be paid in cash (without interest) to the extent of any remaining proceeds from the Insurance Policies after the Company's Ferry Stock purchase pursuant to paragraph 3 and Sweep Notes prepayment pursuant to paragraph 4, within five (5) days after the prepayment of all amounts due under the Sweep Notes pursuant to paragraph 4. If the proceeds from the Insurance

Policies are insufficient to pay for all the Preferred Stock shares purchased, any remaining shares of Preferred Stock shall continue to be subject to the terms and conditions of the Purchase Agreement dated December 31, 1994 as part of the Korn/Ferry Stock Sweep Program. All payments made under this Agreement shall be pro-rated between Ferry, the Trust, the Co-Trustees and the Foundation, unless they agree otherwise. Ferry, the Trust, the Co-Trustees and the Foundation shall, if required by the Company, concurrently with delivery of the certificate(s) representing the Preferred Stock being sold to the Company, deliver to the Company a written representation and warranty from each of them that the seller owns such Preferred Stock free and clear of any liens or encumbrances and is lawfully empowered to transfer such Preferred Stock to the Company. As used in this paragraph, Ferry shall mean, where applicable, the executor, administrator or other legal representative of Ferry's estate.

          6.   PURCHASE OF RETIREMENT STOCK UPON DEATH OF FERRY. Upon Ferry's
               ------------------------------------------------
death, the Company agrees to purchase, and Ferry agrees to sell, all of the Retirement Stock owned by Ferry at the time of Ferry's death. The purchase price shall be determined in accordance with the Stock Repurchase Agreement for shares of Ferry's Retirement Stock. The purchase price shall be paid in cash (without interest) to the extent of any remaining proceeds from the Insurance Policies after the Company's Ferry Stock purchase pursuant to paragraph 3, Sweep Notes prepayment pursuant to paragraph 4 and Preferred Stock purchase pursuant to paragraph 5, within five (5) days after the prepayment of all amounts due under the Sweep Notes pursuant to paragraph 4. If the proceeds from the Insurance Policies are insufficient to pay for all the Retirement Stock shares purchased, any remaining shares of Retirement Stock shall continue to be subject to the terms and conditions of the Stock Repurchase Agreement for shares of Ferry's Retirement Stock. Ferry shall, if required by the Company, concurrently with delivery of the certificate(s) representing the Retirement Stock being sold to the Company, deliver to the Company a written representation and warranty that he owns such Retirement Stock free and clear of any liens or encumbrances and is lawfully empowered to transfer such Retirement Stock to the Company. As used in this paragraph, Ferry shall mean, where applicable, the executor, administrator or other legal representative of Ferry's estate.

          7.   PREPAYMENT OF RETIREMENT NOTE UPON DEATH OF FERRY. The Company
               -------------------------------------------------
agrees that within ninety (90) days following Ferry's death or within five (5) days after the Company's Retirement Stock purchase pursuant to paragraph 6, whichever is later, the Company shall prepay all the amounts due, if any, under the Retirement Note to the extent of any remaining proceeds from the Insurance Policies after the Company's Ferry Stock purchase pursuant to paragraph 3, Sweep Notes prepayment pursuant to paragraph 4, Preferred Stock purchase pursuant to paragraph 5 and Retirement Stock purchase to paragraph 6. Unless otherwise provided by the Retirement Note, all such prepayments will be applied first to accrued and unpaid interest and then to scheduled installments of principal in the order of maturity. If the proceeds from the Insurance Policies are insufficient to prepay all of the Retirement Note, any remaining accrued and unpaid interest and any remaining scheduled installment payments shall continue to be subject to the terms and conditions of the Retirement Note. Ferry shall, if required by the Company, concurrently with delivery of the Retirement Note, deliver to the Company a written representation and warranty that he owns such Retirement Note free and clear of any liens or encumbrances and is lawfully empowered to transfer such Retirement Note to the Company. As used in this paragraph, Ferry shall mean, where applicable, the executor, administrator or other legal representative of Ferry's estate.

          8.   IMPOSSIBILITY OF COMPANY'S PERFORMANCE.
               --------------------------------------

               (a)  Stock Purchase. If, at Ferry's death, it is not legally
                    --------------
possible for the Company to purchase all of the shares of stock as provided by this Agreement, the Company shall purchase as many of the shares as it is permitted to purchase at the time of Ferry's death. After the Company ceases to be legally disabled from purchasing such shares, the Company shall purchase all remaining shares of stock as soon as administratively feasible in accordance with the provisions of this Agreement. The purchase price for such remaining shares shall be the greater of:
                    -------

                    (i) The purchase price for such shares as determined as of the date of Ferry's death in accordance with the provisions of this Agreement, or

                    (ii) The purchase price for such shares as determined as of the date of the purchase of any remaining shares of stock in accordance with the provisions of this Agreement.

               (b)  Promissory Note Prepayment. If, at Ferry's death, it is not
                    --------------------------
legally possible for the Company to prepay any of the amounts due under the Sweep Notes or the Retirement Note as provided by this Agreement, the Company shall prepay as much of the amounts due as it is permitted to prepay at the time of Ferry's death. After the Company ceases to be legally disabled from prepaying amounts due under the Sweep Notes or the Retirement Note, the Company shall prepay all remaining amounts as soon as administratively feasible in accordance with the provisions of this Agreement.

          9.   MISCELLANEOUS.
               -------------

               (a)  Integration. This Agreement constitutes the entire
                    -----------
agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, including, but not limited to, that certain letter dated May 9, 1991 from the Company to Ferry. No representation, promise, inducement or statement of intention has been made by any of the parties hereto not embodied in this

Agreement or in the documents referred to herein, and no party shall be bound by, or liable for, any alleged representation, promise, inducement or statements of intention not set forth or referred to herein.

               (b)  Governing Law, Jurisdiction and Venue. This Agreement
                    --------------------------------------
shall be governed by and construed and enforced in accordance with, the laws of the State of California.

               (c)  Binding Effect. All of the terms, covenants,
                    --------------
representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto, and their respective successors, assignees and delegatees, including, but not limited to, successor corporations.

               (d)  Amendment and Waiver. This Agreement may not be amended,
                    --------------------
modified, superseded or cancelled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained herein, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

               (e)  Construction. The captions and headings contained herein
                    ------------
are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either party based upon authorship of any of the provisions hereof.

               (f)  Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

               (g)  Attorneys' Fees. In the event that any party shall bring
                    ---------------
an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the transactions contemplated hereby, the prevailing party in such action, as may be determined by the court or other tribunal having jurisdiction, shall be entitled to recover from the losing party in such action, also as determined by the court or other tribunal having jurisdiction, all actual costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the court or other tribunal having jurisdiction of such action.

               (h)  Severability. In the event that any provision hereof is
                    ------------
determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

               (i)  Further Documents. The parties each hereby covenant and
                    -----------------
agree that, from time to time, after the date hereof, at the reasonable request of any party, and without further consideration, they will execute and deliver such other documents and take such other action as may be reasonably required to carry out in all respects the transactions contemplated and intended by this Agreement.

               (j)  Notices. All notices, demands, and other communications
                    -------
required or permitted to be given hereunder shall be deemed to have been duly given and received if in writing and delivered personally or seventy-two (72) hours after deposit in the United States mail, first class, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth next to the signature lines hereto. Any party may change the address to which communications are to be directed by giving written notice to the other parties in the manner provided for herein.

               (k)  Gender and Tense. As used in this Agreement, the masculine,
                    ----------------
feminine and neuter gender, and the singular or plural number, shall each be deemed to include the other or others whenever the context so indicates.

               (1)  Exhibits. All exhibits referred to in this Agreement are
                    --------
attached to this Agreement and are incorporated into this Agreement by the reference to same.

               (m)  Parties in Interest. Nothing in this Agreement, whether
                    -------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons a right of subrogation or action over or against any party to this Agreement.

               (n)  Authority. The Company is authorized to enter into this
                    ---------
Agreement by resolutions of its Board of Directors adopted on May 1, 1992 and June 2, 1995.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                             KORN/FERRY INTERNATIONAL,
                                             a California corporation

Address:
Korn/Ferry International
1800 Century Park East                       By:/s/ Peter L. Dunn
Suite 900                                       ----------------------------
Los Angeles, CA 90067                        PETER L. DUNN



                                             By:/s/ Norman A. Glick
                                                ----------------------------
                                             NORMAN A. GLICK


Address:
Korn/Ferry International
1800 Century Park East                       /s/ Richard M. Ferry
Suite 900                                    -------------------------------
Los Angeles, CA 90067                        RICHARD M. FERRY



                                             RICHARD M. FERRY AND MAUDE M.
                                             FERRY 1972 CHILDREN'S TRUST


Address:                                     By:/s/ Henry B. Turner
6116 Yucca                                      ----------------------------
Paradise Valley, AZ 85253                    HENRY B. TURNER, Trustee of the
                                             Richard M. Ferry and Maude M. Ferry
                                             1972 Children's Trust


Address:                                     By:/s/ Peter W. Mullin
Mullin Consulting, Inc.                         ----------------------------
644 S. Figueroa Street                       PETER W. MULLIN, Trustee of the
Los Angeles, CA 90017                        Richard M. Ferry and Maude M. Ferry
                                             1972 Children's Trust


                                             CALIFORNIA COMMUNITY
                                             FOUNDATION AND RICHARD M.
                                             FERRY CO-TRUSTEES

Address:                                     By: /s/Richard M. Ferry
Korn/Ferry International                        ----------------------------
1800 Century Park East                       RICHARD M. FERRY, Co-Trustee
Suite 900
Los Angeles, CA 90067

Address:                                     By:/s/ Jack Shakely
California Community Foundation                 ----------------------------
606 South Olive St., Suite 2400              JACK SHAKELY, Co-Trustee
Los Angeles, CA 90014



                                             CALIFORNIA COMMUNITY
                                             FOUNDATION


Address:                                     By:/s/ Jack Shakely
California Community Foundation                 ----------------------------
606 South Olive St., Suite 2400              JACK SHAKELY, President
Los Angeles, CA 90014                        -------------------------------
                                             [Print Name]     Title


                           RATIFICATION AND CONSENT
                           ------------------------

          I, MAUDE M. FERRY, the wife of RICHARD M. FERRY, hereby certify that I have read the foregoing Agreement and that I hereby approve said Agreement and agree to be bound thereby.


                                             /s/ Maude M. Ferry
                                             -------------------------------
                                             MAUDE M. FERRY

                                  SCHEDULE 1
                                  ----------


                  LIFE INSURANCE POLICIES OWNED BY KORN/FERRY
                  -------------------------------------------
                  INTERNATIONAL INSURING AGAINST THE DEATH OF
                  -------------------------------------------
             RICHARD M. FERRY RELATING TO STOCK PURCHASE AGREEMENT
             -----------------------------------------------------

                                           Net Death                                                  Cumulative
           Policy     Annual      Face      Benefit   Effective    Gross CV   Loan Bal.    Net CV    Corp. Prem.
Carrier    Number     Premium    Amount     4/30/95      Date      4/30/95     4/30/95    4/30/95      4/30/95
----------------------------------------------------------------------------------------------------------------
PM       0018419120    11,260    500,000     645,411   2/06/75      271,521   160,432      111,089      217,002
PM       0019514080     5,364    216,000     333,530   3/25/78      105,609     5,364      100,245       87,474
PM       0020181960    21,131    942,000   1,061,238  11/01/80      242,880   127,566      115,314      238,873
PM       0121632380    52,626  1,712,000   1,897,032   6/01/86      389,689         0      389,689      473,701
PM       1A22069620    28,815  1,348,779   1,506,831   2/01/89      172,879         0      164,158      195,988
PM       1A22197820    33,175  1,401,744   1,557,696   2/01/90      165,121         0      152,865      196,662
PM       1A22267040    19,675    755,142     827,624   9/19/90       78,314         0       70,432       97,953

                               6,875,665   7,829,362              1,426,013   293,362    1,103,790    1,507,653

                                   EXHIBIT A
               [Type on Letterhead of Korn Ferry International]



Ms. Martha Gates
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

     Re:  Policies Listed on Schedule 1
          -----------------------------

Dear Ms. Gates:

          Korn/Ferry International ("KFI") is the owner of certain life insurance policies issued by Pacific Mutual on the life of Richard M. Ferry ("Ferry") which are identified on Schedule 1 to this letter (hereafter the "PM Policies").

          We hereby request that you provide the earliest possible prior written notice of any nonpayment of premiums when due and any lapse (for nonpayment of premiums or otherwise) with respect to each PM Policy identified on Schedule 1 hereto to Ferry and Henry B. Turner and Peter W. Mullin, who are Trustees of Ferry's 1972 Children's Trust ("Trust").

          Your notices should be mailed to Messrs. Ferry, Turner and Mullin, with copies of the notices to Management Compensation Group, at the addresses set forth below or at any other addresses which they may hereafter furnish to you in writing:

          FERRY:         Richard M. Ferry
                         Korn/Ferry International
                         1800 Century Park East, Suite 900
                         Los Angeles, CA 90067

          TURNER:        Henry B. Turner
                         6116 Yucca
                         Paradise Valley, AZ 85253

          MULLIN:        Peter W. Mullin
                         Mullin Consulting, Inc.
                         644 S. Figueroa Street
                         Los Angeles, CA 90017

          MULLIN
      CONSULTING,
            INC.:        Linda W. Myers
                         Mullin Consulting, Inc.
                         644 S. Figueroa Street
                         Los Angeles, CA 90017

          KFI, Ferry's executor or other legal representative, or one of the Trustees of the Trust will provide written notification to you in the event of Ferry's death. Upon Ferry's death, you are instructed to pay the death proceeds to KFI only upon receipt of joint authorization by KFI and Ferry's executor or legal representative (or, if no executor or legal representative is appointed, the Trustees of the Trust).

          The instructions in this letter shall apply to all PM Policies listed on Schedule 1 to this letter with respect to payment of the proceeds thereof after Ferry's death, and shall terminate earlier with respect to any policy listed on Schedule 1 only with Ferry's written consent or upon transfer of the policy to Ferry during his lifetime.

                                             Sincerely,

                                             KORN/FERRY INTERNATIONAL


                                             By:/s/ Norman A. Glick
                                                ----------------------------

cc: Richard M. Ferry
    Norman A. Glick
    Henry B. Turner
    Peter W. Mullin
    Linda W. Myers

                                  SCHEDULE 1
                                  ----------


                  LIFE INSURANCE POLICIES OWNED BY KORN/FERRY
                  -------------------------------------------
                  INTERNATIONAL INSURING AGAINST THE DEATH OF
                  -------------------------------------------
             RICHARD M. FERRY RELATING TO STOCK PURCHASE AGREEMENT
             -----------------------------------------------------

                                                Net death                                                       Cumulative
             Policy      Annual          Face    Benefit     Effective     Gross CV    Loan Bal.      Net CV    Corp. Prem.
Carrier      Number      Premium        Amount   4/30/95        Date       4/30/95      4/30/95      4/30/95      4/30/95
---------------------------------------------------------------------------------------------------------------------------
PM         0018419120     11,260       500,000    645,411      2/06/75     271,521      160,432      111,089       217,002
PM         0019514080      5,364       216,000    333,530      3/25/78     105,609        5,364      100,245        87,474
PM         0020181960     21,131       942,000  1,061,238     11/01/80     242,880      127,566      115,314       238,873
PM         0121632380     52,626     1,712,000  1,897,032      6/01/86     389,689            0      389,689       473,701
PM         1A22069620     28,815     1,348,779  1,506,831      2/01/89     172,879            0      164,158       195,988
PM         1A22197820     33,175     1,401,744  1,557,696      2/01/90     165,121            0      152,865       196,662
PM         1A22267040     19,675       755,142    827,624      9/19/90      78,314            0       70,432        97,953

                                     6,875,665  7,829,362                1,426,013      293,362    1,103,790     1,507,653